Media Contact:  Alisha Goff
                                                    503/627-7075
                                                    alisha.goff@tektronix.com

                                  Analyst Contact:  John Gardner
                                                    503/627-5614
                                                    john.d.gardner@tektronix.com

                 TEKTRONIX REPORTS STRONG RESULTS FOR THE THIRD
                             QUARTER OF FISCAL 2004

             POSTS STRONGEST QUARTER FOR SALES IN NEARLY THREE YEARS

BEAVERTON, Ore., March 18, 2004 - Tektronix, Inc. (NYSE: TEK) today reported net sales of $243.5 million and net earnings from continuing operations of $43.9 million or $0.50 per share, for the third quarter ended February 28, 2004. This compares with net sales of $186.6 million and net earnings from continuing operations of $1.0 million or $0.01 per share, for the same period a year ago. Excluding business realignment and one-time items, net earnings from continuing operations were $29.1 million or $0.33 per share for the third quarter, as compared with $11.7 million or $0.13 per share for the same period last year.

"We saw orders growth of 20% for the quarter driven by continued strength in the overall market and positive response to new products. Signal sources, oscilloscopes and logic analyzers were especially strong," said Rick Wills, Tektronix Chairman and CEO. "More importantly, it is our second quarter in a row in which we saw growth across all regions and most product lines, consistent with our belief that we are in the midst of the phased recovery."

"There were several things of note in the quarter from an operational standpoint as well. We successfully implemented a state-of-the-art supply chain enterprise resource planning system with no impact to shipments - the team did a great job," continued Wills. "We also completed the sale of our Japanese headquarters building in connection with the planned move of our Tokyo headquarter operations to a newer leased facility."

"In addition, Rohde and Schwarz, whose products we currently distribute in the US and Canada, will begin selling their products directly in those markets and we will not distribute their products after June 1, 2004. This relationship has been mutually beneficial, one that enabled Rohde and Schwarz to develop a presence in the United States and helped Tektronix develop customer relationships and a direct sales force in support of our strategy to expand our RF product

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

Tektronix Third Quarter 2004 Results.../2

offerings. While this will impact revenues next year, we do not expect it to have a negative impact on earnings."

"This was a great quarter for Tektronix in many respects. We continue to see elements of a phased recovery and continue to grow our four core product categories. The acceptance of new products in the quarter demonstrates this. We are gaining traction in our two new product categories -- these represent good, long-term opportunities for growth. And, as we saw this quarter, we have demonstrated our ability to grow earnings faster than revenues," concluded Wills.

For the fourth quarter of fiscal 2004, the company expects sales to be approximately $230 - $240 million. Earnings per share from continuing operations are expected to be between $0.24 and $0.28.

Highlights for the third quarter of fiscal 2004 include the following:

..    Tektronix launched the TDS5000B oscilloscope, with innovative features around ease-of-use, immediately following the close of the quarter. The TDS5000B Series significantly improves productivity and simplifies test activities by electrical engineers and technicians.

..    Tektronix announced its new RSA Series of real-time spectrum analyzers that provide the first complete measurement package for engineers developing cutting-edge Radio Frequency (RF) technologies, ranging from RF Identification (ID) tags to sophisticated radar applications.

..    The WCA200A Series, which belongs to Tektronix' portfolio of real-time spectrum analyzers was selected by the readers of EE-Evaluation Engineering as the Communications Test Product of the Year.

..    Tektronix added compliance testing of UMTS R5 to its K1297-G20 protocol tester, the industry's leading protocol test platform with the ability to address more than one thousand protocols.

..    Tektronix announced its MPEG Test Systems are now available in a new portable form factor for improved ease of use and with a high performance processor that provides greatly increased analysis speeds.

..    Tektronix' TDS7000B series was selected as one of 100 top products of 2003 by EDN Magazine and was also nominated for the 2003 Innovation of the Year Award. The TDS7704B was also named product of the year by Germany's Elektronic magazine.

..    The London-based Farm Group's latest facility, Uncle Post Production, installed Tektronix' WVR600 waveform rasterizers to provide advanced quality control editing and colorist resources for the influential London post production industry.

In addition, today Tektronix declared a quarterly cash dividend of $0.04 per share on the outstanding common shares of the Company, payable on April 26, 2004 to shareholders of record as of the close of market on April 9, 2004.

Tektronix will be discussing its third quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific Standard Time (PST). A live Webcast of the conference call

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Tektronix Third Quarter 2004 Results.../3

will be available at www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site through Friday, March 18, 2005.

Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of business realignment and one-time items. The schedule provided on page six reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include business realignment costs and one-time items. Management of Tektronix uses these pro forma measures to evaluate the Company's results of operations and for forecasting purposes.

Statements and information in this press release that relate to future events or results (including the Company's expectations as to sales, orders, earnings per share, expenses, market position, market growth opportunities and new products) are based on the Company's current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; business conditions in the electronics, communications, computer and advanced technologies industries, changes in order rates and customer cancellations, including changes in seasonal buying habits; competitive factors, including pricing pressures, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; the Company's ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; inventory risks due to changes in market demand or the Company's business strategies; resolution of indemnities relating to certain acquisitions and divestitures; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, annual reports on Form 10-K and the quarterly reports on Form 10-Q.

About Tektronix
Tektronix, Inc. is a test, measurement, and monitoring company providing measurement solutions to the communications, computer, and semiconductor industries worldwide. With more than 55 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks and advanced technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix' Web address is www.tektronix.com.

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

Tektronix Third Quarter 2004 Results.../4

                      Consolidated Statements of Operations

                                                          Quarter Ended               Three Quarters Ended
                                                   ----------------------------    ----------------------------
                                                   February 28,      March 1,      February 28,      March 1,
(In thousands, except per share amounts)              2004            2003            2004            2003
                                                   ------------    ------------    ------------    ------------
Net sales                                          $    243,506    $    186,645    $    662,865    $    588,727

Cost of sales                                           102,326          87,177         290,740         289,634
                                                   ------------    ------------    ------------    ------------
  Gross profit                                          141,180          99,468         372,125         299,093

Research and development expenses                        32,772          26,416          93,277          74,660

Selling, general and administrative expenses             69,519          63,048         200,353         180,279

Equity in business venture's loss                             -               -               -           2,893

Business realignment costs                                3,706          14,175          20,050          26,998

Acquisition related costs (credits), net                (18,034)            795         (52,399)          2,627

Loss (gain) on sale of assets                               741             (82)            741            (588)
                                                   ------------    ------------    ------------    ------------

  Operating income (loss)                                52,476          (4,884)        110,103          12,224

Interest income                                           5,118           6,782          16,240          21,636

Interest expense                                           (198)         (1,221)         (1,981)         (4,550)

Other non-operating income (expense), net                 7,177            (316)          6,718          (2,262)
                                                   ------------    ------------    ------------    ------------

  Earnings before taxes                                  64,573             361         131,080          27,048

Income tax (benefit) expense                             20,702            (686)         39,324          (3,845)
                                                   ------------    ------------    ------------    ------------

  Net earnings from continuing operations                43,871           1,047          91,756          30,893

Loss from discontinued operations, net of tax              (258)         (3,123)         (1,780)         (8,458)

                                                   ------------    ------------    ------------    ------------

Net earnings (loss)                                $     43,613    $     (2,076)   $     89,976    $     22,435
                                                   ============    ============    ============    ============

Earnings per share from continuing
 operations - basic                                $       0.52    $       0.01    $       1.08    $       0.35

Earnings per share from continuing
 operations - diluted                              $       0.50    $       0.01    $       1.06    $       0.35


Loss per share from discontinued operations -
 basic and diluted                                 $          -    $      (0.04)   $      (0.02)   $      (0.10)

Earnings (loss) per share - basic                  $       0.51    $      (0.02)   $       1.06    $       0.26
Earnings (loss) per share - diluted                $       0.50    $      (0.02)   $       1.04    $       0.25

Weighted average shares outstanding - basic              84,921          86,750          84,724          87,826
Weighted average shares outstanding - diluted            87,682          86,945          86,676          88,071

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

Tektronix Third Quarter 2004 Results.../5

                           Consolidated Balance Sheets

(In thousands)                                      February 28, 2004          May 31, 2003
                                                   ------------------    ------------------
ASSETS
  Current assets:
    Cash and cash equivalents                      $          162,347    $          190,387
    Short-term marketable investments                          59,133               106,369
    Trade accounts receivable, net                            130,258               100,334
    Inventories                                                94,752                92,868
    Other current assets                                       55,554                83,816
    Assets of discontinued operations                               -                 7,938
                                                   ------------------    ------------------
      Total current assets                                    502,044               581,712

  Property, plant and equipment, net                          111,599               127,985
  Long-term marketable investments                            473,848               415,606
  Deferred tax assets                                         131,001               144,134
  Goodwill, net                                                80,735                73,736
  Other long-term assets                                       41,972                41,537
                                                   ------------------    ------------------
      Total assets                                 $        1,341,199    $        1,384,710
                                                   ==================    ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable and accrued liabilities       $          115,961    $          101,753
    Accrued compensation                                       76,469                58,193
    Current portion of long-term debt                             940                56,584
    Deferred revenue                                           23,890                19,551
    Liabilities of discontinued operations                          -                   651
                                                   ------------------    ------------------
      Total current liabilities                               217,260               236,732

  Long-term debt                                                9,746                55,002
  Other long-term liabilities                                 233,558               313,750

Shareholders' equity:
  Common stock                                                250,763               223,233
  Retained earnings                                           760,334               707,191
  Accumulated other comprehensive loss                       (130,462)             (151,198)
                                                   ------------------    ------------------
    Total shareholders' equity                                880,635               779,226
                                                   ------------------    ------------------
    Total liabilities and shareholders' equity     $        1,341,199    $        1,384,710
                                                   ==================    ==================

  Shares outstanding                                           85,061                84,844

                                    - more -

Tektronix Third Quarter 2004 Results.../6

SELECTED ADDITIONAL FINANCIAL DATA

                                                          Quarter Ended                            Three Quarters Ended
                                                   ---------------------------                   ---------------------------
(Dollars in thousands,                  %          February 28,     March 1,          %          February 28,     March 1,
except per share amounts)             Growth           2004          2003           Growth          2004           2003
                                   ------------    ------------   ------------   ------------    ------------   ------------
PRODUCT ORDERS AND SALES DATA:

Orders                                       20%   $    213,234   $    177,752             19%   $    646,955   $    545,770
  U.S.                                       12%         73,004         65,382             18%        255,936        217,805
  International                              25%        140,230        112,370             19%        391,019        327,965

Net Sales                                    30%   $    243,506   $    186,645             13%   $    662,865   $    588,727
  U.S.                                       35%         94,142         69,776              7%        273,595        254,707
  International                              28%        149,364        116,869             17%        389,270        334,020

----------------------------------------------------------------------------------------------------------------------------

BOOK TO BILL RATIO CALCULATION:

Product Orders                                          213,234        177,752                        646,955        545,770
Product Sales                                           226,580        174,505                        614,432        551,131

Book to Bill ratio                                         0.94           1.02                           1.05           0.99

----------------------------------------------------------------------------------------------------------------------------

EFFECT OF BUSINESS REALIGNMENT AND ONE-TIME ITEMS:

Net earnings from continuing operations            $     43,871    $      1,047                  $     91,756   $     30,893
  Business realignment costs                              3,706          14,175                        20,050         26,998
  Gain on sale of corporate equity securities            (7,293)              -                        (7,293)             -
  Acquisition related costs (credits):
     Pension gain                                             -               -                       (36,741)             -
     Net gain on assets held for sale                   (19,262)              -                       (19,262)             -
     Transition expenses                                  1,228             795                         3,604          2,627
                                                   ------------    ------------                  ------------   ------------
                                                        (18,034)            795                       (52,399)         2,627


  Tax effect of above items                               6,846          (4,351)                       11,893         (9,480)
  Reversal of tax reserve                                     -               -                             -        (12,500)
                                                   ------------    ------------                  ------------   ------------
Net income excluding business realignment
 and one-time items                                $     29,096    $     11,666                  $     64,007   $     38,538

Diluted earnings per share excluding business
 realignment and one-time items                    $       0.33    $       0.13                  $       0.74   $       0.44

----------------------------------------------------------------------------------------------------------------------------

INCOME STATEMENT ITEMS AS A PERCENTAGE OF NET SALES:

Cost of sales                                                42%              47%                          44%            49%
Research and development expenses                            13%              14%                          14%            13%
Selling, general and administrative expenses                 28%              34%                          30%            31%
Equity in business venture's loss                             0%               0%                           0%             0%
Business realignment costs                                    2%               8%                           3%             5%
Acquisition related costs (credits), net                     (7%)              0%                          (8%)            0%
Loss (gain) on sale of assets                                 0%               0%                           0%             0%
Operating income (loss)                                      22%              (3%)                         17%             2%

----------------------------------------------------------------------------------------------------------------------------

CAPITAL EXPENDITURES AND DEPRECIATION:

Capital expenditures                               $      5,601     $      3,953                 $     14,841   $     11,571
Depreciation and amortization expense              $      6,721     $      8,553                 $     20,997   $     26,107

----------------------------------------------------------------------------------------------------------------------------

                                                     Quarter Ended           Year Ended
                                                   February 28, 2004        May 31, 2003
                                                   ------------------    ------------------
BALANCE SHEET:

Cash and Marketable Investments:
  Cash and cash equivalents                        $          162,347    $          190,387
  Short-term marketable investments                            59,133               106,369
  Long-term marketable investments                            473,848               415,606
                                                   ------------------    ------------------
  Cash and Marketable Investments                  $          695,328    $          712,362

Accounts receivable as a percentage
 of annualized net sales                                         11.0%                 12.3%
Days sales outstanding                                           48.7                  47.0
Average days sales outstanding                                   40.1                  45.6

Inventory as a percentage of annualized net
 sales                                                            9.4%                 13.1%

Inventory turns                                                   4.5                   3.7
----------------------------------------------------------------------------------------------------------------------------

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

Tektronix Third Quarter 2004 Results.../7

DISCONTINUED OPERATIONS:

                                                          Quarter Ended               Three Quarters Ended
                                                   ----------------------------    ----------------------------
                                                   February 28,      March 1,      February 28,      March 1,
(In thousands, except per share amounts)               2004            2003            2004            2003
                                                   ------------    ------------    ------------    ------------
Loss on sale of VideoTele.com (less applicable
 income tax benefit of $13, $64, $16 and $274)              (23)           (118)            (28)           (508)

Loss from operations of VideoTele.com (less
 applicable income tax benefit of $0, $0, $0
 and $1,413)                                                  -               -               -          (2,624)

Loss on sale of optical parametric test business
 (less applicable income tax benefit of $25, $0,
 $114 and $0)                                               (47)              -            (213)              -

Loss from operations of optical parametric test
 business (less applicable income tax benefit of
 $0, $8,520, $0 and $9,295)                                   -         (15,824)              -         (17,264)

Loss on sale of Gage (less applicable income tax
 benefit of $101, $0, $616 and $0)                         (188)              -          (1,145)              -

Loss from operations of Gage (less applicable
 income tax benefit of $0, $25, $212 and $500)                -            (181)          (394)          (1,062)

Gain on sale of Color Printing and Imaging (less
 applicable income tax expense of $0, $7,000,
 $0 and $7,000)                                               -          13,000               -          13,000

                                                   ------------    ------------    ------------    ------------
Loss from discontinued operations, net of tax      $       (258)   $     (3,123)   $     (1,780)   $     (8,458)
                                                   ============    ============    ============    ============

                                       ###